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                                                                    Exhibit 23.1
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Wave Technologies International, Inc. on Form S-8 (Nos. 33-86342, 33-98462 and 333-46757) of our report dated June 11, 1998, appearing in the Annual Report on Form 10-K of Wave Technologies International, Inc. for the year ended April 30, 1998.


/s/ Deloitte & Touche LLP
St. Louis, Missouri
July 27, 1998